                                                                    EXHIBIT 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                                        FISCAL YEAR ENDED    FIVE MONTHS         FISCAL YEAR ENDED
                                                           OCTOBER 31,         MARCH 31,             MARCH 31,
                                                      --------------------------------------------------------------
                                                       1994      1995      1996       1997        1998       1998
                                                      ------    ------    ------     ------     -------     -------
Pre-tax income (loss) from continuing operations      $  1.9    $  1.8    $ (1.6)    $ (3.0)    $ (39.0)    $ (64.1)
                                                      ------    ------    ------     ------     -------     -------

Fixed charges:

Interest expense and amortization of debt                0.4       1.2       0.4        2.3        11.0        31.3
    issuance costs

Interest factor on rental expense                        0.0       0.0       0.0        0.3         1.0         1.0
                                                      ------    ------    ------     ------     -------     -------

Total fixed charges                                      0.4       1.2       0.4        2.6        12.0        32.3
                                                      ------    ------    ------     ------     -------     -------

Pre-tax income (loss) before fixed charges            $  2.3    $  3.0    $ (1.2)    $ (0.4)    $ (27.0)    $ (31.8)
                                                      ------    ------    ------     ------     -------     -------

Ratio of earnings to fixed charges                       5.8       2.5       -          -           -           -

Deficiency of earnings to covered fixed charges       $    -    $    -    $ (1.6)    $ (3.0)    $ (39.0)    $ (64.1)